UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2023, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (“Holdings”) approved the separation of employment of Kevin Matthies, Senior Vice President and General Manager, Boeing Programs, of Holdings and Spirit AeroSystems, Inc., Holdings’ wholly owned subsidiary (“Spirit”), effective as of January 26, 2023 (the “Separation Date”).

In connection with the separation, Spirit, Holdings and Mr. Matthies entered into a Separation Agreement and General Release, dated January 26, 2023 (the “Agreement”). Under the terms of the Agreement and in consideration of Mr. Matthies’ release of claims, future cooperation and compliance with certain obligations, including confidentiality, non-competition, non-solicitation and mutual non-disparagement covenants, Mr. Matthies will receive separation payments comprised of the following: (i) a sum of $595,000, which is equal to one year of Mr. Matthies’ annual base salary that was in place on the Separation Date and $20,000 to assist with the costs associated with COBRA; (ii) a payment of $104,765.55, which is equal to Mr. Matthies’ expected award for 2022 pursuant to the Short-Term Incentive Program under the 2014 Omnibus Plan, as amended (the “Omnibus Plan”), based on actual performance; and (iii) a payment of $483,805 with respect to certain awards granted to Mr. Matthies pursuant to Holdings’ Long-Term Incentive Plan under the Omnibus Plan that were forfeited upon the Separation Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2023, the Board of Holdings approved the Tenth Amended and Restated Bylaws of Holdings (the “Bylaws”), effective as of January 25, 2023, which, among other things:

•	require a stockholder that provides notice of its intent to nominate an individual to the Board pursuant to the universal proxy rules to comply with all requirements of those rules and provide reasonable evidence of such compliance upon request;

•	enhance the procedural mechanics and disclosure requirements in connection with a stockholder’s request to call a special meeting or nominate directors under Holdings’ advance notice or proxy access bylaws;

•	require a stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white;

•	adopt an exclusive forum bylaw designating the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) as the sole and exclusive forum for certain types of actions and proceedings; and

•	conform portions of the Bylaws to the General Corporation Law of the State of Delaware.

In addition, certain non-substantive changes and other technical edits and updates were made to the Bylaws.

The foregoing description of the amendments to the Bylaws is subject to, and qualified in its entirety by, the Bylaws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Tenth Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.
10.1	Separation Agreement and General Release, dated as of January 26, 2023, by and among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Kevin Matthies.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: January 27, 2023	By:	/s/ Mindy McPheeters
		Name:	Mindy McPheeters
		Title:	Senior Vice President, General Counsel and Corporate Secretary